Prospectus Supplement (Sales Report) No. 9 dated December 16, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 363433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363433	$5,000	$5,000	13.79%	1.00%	December 15, 2008	December 15, 2011	December 15, 2012	$325

                This series of Notes was issued upon closing and funding of member loan 363433. Member loan 363433 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	New York Life	Debt-to-income ratio:	3.02%
Length of employment:	6 years	Location:	Dallas, TX

Home town:	Graham
Current & past employers:	New York Life
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

I would like to use this loan to pay off my 2007 tax bill. I owe close to $5,000. Given the rate they are changing me combined with a payoff period of only 12 months, this makes more sense for me financially. I should be able to pay if off early, but would like to have the additional flexibility of a 3 year payment period.

A credit bureau reported the following information about this borrower member on November 12, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	15	Months Since Last Delinquency:	7
Revolving Credit Balance:	$4,339.00	Public Records On File:	0
Revolving Line Utilization:	13.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain the 3 delinquencies you have?	Yes. One was 2 years ago when I sold my house. Bad advice from my realtor telling me that it didn't matter paying my mortgage for April when it was closing in May. One was a Dell computer that I had to change bank accounts for my auto-pay and it got messed up. Not sure about the 3rd. I set everything up on auto-pay so I pay on time. Thanks for asking.

Member Payment Dependent Notes Series 364713

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364713	$6,000	$6,000	11.26%	1.00%	December 12, 2008	December 13, 2011	December 13, 2012	$1,200

                This series of Notes was issued upon closing and funding of member loan 364713. Member loan 364713 was requested on November 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	outback steakhouse	Debt-to-income ratio:	2.34%
Length of employment:	4 years	Location:	kihei, HI

Home town:	Kahului
Current & past employers:	outback steakhouse
Education:	Empire Beauty School

This borrower member posted the following loan description, which has not been verified:

finish cosmetology school

A credit bureau reported the following information about this borrower member on November 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$647.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 365044

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365044	$6,000	$6,000	12.21%	1.00%	December 10, 2008	December 10, 2011	December 10, 2012	$500

                This series of Notes was issued upon closing and funding of member loan 365044. Member loan 365044 was requested on November 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	amc theaters	Debt-to-income ratio:	6.27%
Length of employment:	8 years 4 months	Location:	daly city, CA

Home town:
Current & past employers:	amc theaters
Education:	West Coast University

This borrower member posted the following loan description, which has not been verified:

to help a family friend get a loan for school

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	43
Revolving Credit Balance:	$3,289.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What happens if your friend does not pay you?	then i will take the responsibility to pay it back.

Member Payment Dependent Notes Series 365171

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365171	$2,000	$2,000	12.53%	1.00%	December 15, 2008	December 17, 2011	December 17, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 365171. Member loan 365171 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	Giant Foods LLC	Debt-to-income ratio:	19.20%
Length of employment:	7 years 2 months	Location:	NORTHAMPTON, PA

Home town:	Allentown
Current & past employers:	Giant Foods LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Wife was in the hospital for surgery and out of work for 6 weeks. Only received 60% disibility for time out of work.

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	80
Revolving Credit Balance:	$5,396.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How safe is your job?	Type your answer here. Very safe, I work in a grocery store. [ Over 21 years retail experience, including management.]

Member Payment Dependent Notes Series 365632

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365632	$15,000	$15,000	14.42%	1.00%	December 10, 2008	December 10, 2011	December 10, 2012	$10,500

                This series of Notes was issued upon closing and funding of member loan 365632. Member loan 365632 was requested on November 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$20,333 / month
Current employer:	Loehmann's	Debt-to-income ratio:	20.01%
Length of employment:	6 months	Location:	New York, NY

Home town:	Oceanside
Current & past employers:	Loehmann's, Retail Ventures
Education:	University of California-San Diego (UCSD)

This borrower member posted the following loan description, which has not been verified:

I'm buried in high-interest credit card debt and need to get a breather from that. My thought is that if I can consolidate with a lower rate, then I can use the savings to begin a paydown program before things get out of hand.

A credit bureau reported the following information about this borrower member on November 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$77,179.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How many cards and what are the rates? With an income of over 20K per month, I'd think you'd be earnining enough to not be buried in credit card debt.	You sound a little judgemental... that seems inappropriate. But to answer your question, I had a tough year with some family emergencies and such. Ended up using the credit that was available at the time... which was high interest credit cards. My goal is to consolidate as much as possible and start paying them down. First step is to try and get rid of the $15,000 one that is 28%

Member Payment Dependent Notes Series 365663

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365663	$21,000	$21,000	14.11%	1.00%	December 10, 2008	December 9, 2011	December 9, 2012	$4,750

                This series of Notes was issued upon closing and funding of member loan 365663. Member loan 365663 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Pasadena Ice Skating Center	Debt-to-income ratio:	5.19%
Length of employment:	3 years	Location:	Los Angeles, CA

Home town:	Lakenheath
Current & past employers:	Pasadena Ice Skating Center, VSC Sports Enterprises, Inc, VSC Sports, Inc.
Education:	Los Angeles City College, El Camino College Torrance, College of Marin, CEI

This borrower member posted the following loan description, which has not been verified:

Working diligently to become debt within 18 months or less. I have cut up my cc cards and paying down at $1K+ mo, but interest on 5 cards amounts to $300+ mo combined and would like to get that significantly lower.

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	58
Revolving Credit Balance:	$15,005.00	Public Records On File:	1
Revolving Line Utilization:	64.10%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365683

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365683	$8,200	$8,200	12.21%	1.00%	December 10, 2008	December 9, 2011	December 9, 2012	$2,375

                This series of Notes was issued upon closing and funding of member loan 365683. Member loan 365683 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	IBM	Debt-to-income ratio:	9.10%
Length of employment:	15 years	Location:	MARIETTA, GA

Home town:	MARIETTA
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

New Master Bathroom

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,136.00	Public Records On File:	1
Revolving Line Utilization:	42.70%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 365714

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365714	$15,000	$15,000	15.05%	1.00%	December 10, 2008	December 9, 2011	December 9, 2012	$2,300

                This series of Notes was issued upon closing and funding of member loan 365714. Member loan 365714 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	The Dannon Company	Debt-to-income ratio:	10.63%
Length of employment:	10 years	Location:	WEST JORDAN, UT

Home town:	Salt Lake City
Current & past employers:	The Dannon Company
Education:	Salt Lake Committe College

This borrower member posted the following loan description, which has not been verified:

I am in debt of about the said amount and would like to get out of it and once done have more money for everything.

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	19
Revolving Credit Balance:	$14,761.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365732

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365732	$17,600	$17,600	13.16%	1.00%	December 15, 2008	December 15, 2011	December 15, 2012	$9,450

                This series of Notes was issued upon closing and funding of member loan 365732. Member loan 365732 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,383 / month
Current employer:	HNB	Debt-to-income ratio:	13.39%
Length of employment:	18 years	Location:	Lakewood, OH

Home town:	Lakewood
Current & past employers:	HNB
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to payoff 3 credit cards that I have been working on paying down since my divorce. I no longer use the cards and want to get rid of the debt. I'd like to consolidate and have it all paid off in three years. The 3 cards are HSBC, Capital One and Discover. They are at higher rates and I can pay them off faster with a lower rate. Also this loan will double my current payments to the debt, so it will be paid off faster. I no longer use credit cards, I pay for everything in cash, so if I don't have the money, I don't buy it. I'd really like to get rid of this debt that has been hanging over me.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,834.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365741

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365741	$12,000	$12,000	12.21%	1.00%	December 10, 2008	December 9, 2011	December 9, 2012	$8,875

                This series of Notes was issued upon closing and funding of member loan 365741. Member loan 365741 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,875 / month
Current employer:	HOMES Inc.	Debt-to-income ratio:	23.69%
Length of employment:	1 year 3 months	Location:	Virginia, MN

Home town:	Virginia
Current & past employers:	HOMES Inc., Ferrellgas Partners, YMCA
Education:	Bemidji State University

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan for $15,000. I have recently bought a house and took out a loan from Citifinancial to consolidate some credit card debt. The loan is at 19% and I would like to get something at a lower interest rate and a lower payment per month to get my debt to income ratio more in line along with allowing me to get my debts paid off sooner. In the future, I can use equity in my home to avoid paying for big ticket home repairs or appliance replacement with credit cards. I am not interested in adding debt but rather eliminating it. I am not behind on payments at this time and have not been for over a year. I have been employed at the same job in Human Services program management for over 3 years. I am raising a 7 year old boy as well and want to consolidate my expenses and get things paid off in order to prepare for his future as well as mine.

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	42
Revolving Credit Balance:	$147.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 365800

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365800	$5,600	$5,600	12.21%	1.00%	December 10, 2008	December 10, 2011	December 10, 2012	$450

                This series of Notes was issued upon closing and funding of member loan 365800. Member loan 365800 was requested on November 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	GM retired / Novatron	Debt-to-income ratio:	4.36%
Length of employment:	1 year 1 month	Location:	Warren, MI

Home town:	Jonesville
Current & past employers:	GM retired / Novatron, Novatron Corp
Education:	college / technical relating training

This borrower member posted the following loan description, which has not been verified:

I am retired but over the last two years I have had to use credit cards to help my children and their families. I helped one prevent foreclosure, I help another one prevent repossession of auto, and I helped my third one pay for medical attention. Even though I am retired, I have had to go back to work full time at a fraction of what I used to make to help my family and to pay for the credit cards I used to make up the difference between what they needed and what I make. I also have guardianship of my grand-daughter that is 15 and in high school, that lives with me and I am her only means of support. Now that my children are doing ok, I need a little help to get rid of the high interest credit card debt, so that I can concentrate on raising my grand-daughter in a comfortable fashion and prepare to send her to college

A credit bureau reported the following information about this borrower member on November 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1978	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	14
Revolving Credit Balance:	$6,788.00	Public Records On File:	1
Revolving Line Utilization:	26.70%	Months Since Last Record:	102
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do?	I am a retired General Motors skilled tradesman ( pipefitter, plumber ) from General Motors. I work as Shipping/Receiving manager for Novatron Corp at the present time

Member Payment Dependent Notes Series 365831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365831	$9,600	$9,600	9.38%	1.00%	December 10, 2008	December 10, 2011	December 10, 2012	$2,450

                This series of Notes was issued upon closing and funding of member loan 365831. Member loan 365831 was requested on November 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	A H Spann & Assoc-Eastland Columbus, Inc	Debt-to-income ratio:	14.54%
Length of employment:	5 months	Location:	Frankfort, OH

Home town:	Chillicothe
Current & past employers:	A H Spann & Assoc-Eastland Columbus, Inc, Dr. Mark Conner DDS, Dr William Britton DDS
Education:	Ohio University-Chillicothe Campus, Ohio State School of Dentistry

This borrower member posted the following loan description, which has not been verified:

I want to pay all of the proceeds of this loan toward credit cards. Why should I pay interest to the bank when there are individual investors that can make some money. Win, win in my book.

A credit bureau reported the following information about this borrower member on November 14, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,865.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have 4000 of revolving credit. Why do you need $9500?	We have one credit card in my husband's name with a balance of $6000 with an interest rate of 22.99% that will be paid as well as mine.

Member Payment Dependent Notes Series 365851

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365851	$10,750	$10,750	16.00%	1.00%	December 10, 2008	December 10, 2011	December 10, 2012	$4,050

                This series of Notes was issued upon closing and funding of member loan 365851. Member loan 365851 was requested on November 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Suram Trading Corp	Debt-to-income ratio:	21.93%
Length of employment:	7 years	Location:	North Bay Village, FL

Home town:	Portland
Current & past employers:	Suram Trading Corp, Northern Trust Bank
Education:	Miami Dade College

This borrower member posted the following loan description, which has not been verified:

I currently have $15k in debt and the banks that we're bailing out with our US tax dollars are rate jacking their variable rate credit cards. I would like to pay these guys off permanently and have only one payment each month and a fixed rate. With the simplified payment and lower rate I can easily clear the debt in 36 months. I am a solid payer in good standing with all my creditors. I have no late payments with any creditors. In fact, I always pay my bills well before they are due and every loan I have ever had is in excellent standing and/or paid in full and zeroed out. I work for one of Wal-Mart's top suppliers and my employment is stable and secure. I have been with my employer for seven years. I will start my eighth year with them in December. I am available to answer any questions you might have and look forward to doing business with you.

A credit bureau reported the following information about this borrower member on November 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,977.00	Public Records On File:	0
Revolving Line Utilization:	83.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list your rates you are paying? How much do yo have left over from your expenses each month?	Hi. Thanks for your question. Sometime in the past 30 days I received canned letters from two card companies (Citibank and Bank of America). Citi was notifying me that they were retroactively raising my rate from 12.24% to 24.99% which I thought was lousy of them. The other wasn't retroactive but it was about the same rate. Still another creditor lowered my available line which put me over my limit in one fell swoop and I later received a notice from them saying my rate was going up as a result of being over limit. This one also went over 20% APR. Since I saw a pattern building, I decided it might be a good idea to nip that behavior in the bud before these folks gave me a heart attack. I will have approximately $450-500 left over each month after all expenses. Since I probably won?t get a chance after this listing ends, I want to thank everyone out there who contributed to this loan. Merry Christmas, Season?s Greetings and Happy Holidays.

Member Payment Dependent Notes Series 365868

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365868	$5,000	$5,000	14.11%	1.00%	December 12, 2008	December 18, 2011	December 18, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 365868. Member loan 365868 was requested on December 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,773 / month
Current employer:	Michaels Hess	Debt-to-income ratio:	13.77%
Length of employment:	11 years	Location:	New London, CT

Home town:
Current & past employers:	Michaels Hess
Education:

This borrower member posted the following loan description, which has not been verified:

being used to secure storefront at $800 for 6 months and get stock for start up health and organic store located in southeastern ct, store will be filling in gap in the area and complement the city as it grows more diverse. very low overhead and very simple turn key operation with plenty of experience. Already many people interested in store, just need to get money and get it up and running, should pay for itself relatively quickly, with lots of growth potential, even in this bad economy. I have been a manager for 12 years. won't be quitting current job so any loan will be guaranteed and my family will be helping out in the store to help keep costs low and pay back investors. vendors already lined up, business plan is 100% and should have all licenses for operation within the next two months

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,557.00	Public Records On File:	0
Revolving Line Utilization:	52.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365939

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365939	$8,000	$8,000	12.21%	1.00%	December 11, 2008	December 11, 2011	December 11, 2012	$1,300

                This series of Notes was issued upon closing and funding of member loan 365939. Member loan 365939 was requested on November 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Nokia Siemens	Debt-to-income ratio:	13.29%
Length of employment:	22 years 7 months	Location:	Atlanta, GA

Home town:
Current & past employers:	Nokia Siemens, Nokia
Education:

This borrower member posted the following loan description, which has not been verified:

I will need to secure some money as I have been underpaying tax and want to retain good flexibility for Christmas shopping.

A credit bureau reported the following information about this borrower member on November 27, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$93,265.00	Public Records On File:	0
Revolving Line Utilization:	76.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 365969

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365969	$10,000	$10,000	9.32%	1.00%	December 11, 2008	December 11, 2011	December 11, 2012	$2,450

                This series of Notes was issued upon closing and funding of member loan 365969. Member loan 365969 was requested on November 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,125 / month
Current employer:	Lake County School District	Debt-to-income ratio:	16.64%
Length of employment:	6 years	Location:	Leadville, CO

Home town:	Hanford
Current & past employers:	Lake County School District
Education:	University of Northern Colorado

This borrower member posted the following loan description, which has not been verified:

I have credit card debt of about $10,000 with Bank of America. They are charging me a 15.9% interest rate and I am looking for a better rate. I also want an easier way to pay off my debt. I do not always receive my statements on time, and I have not had luck establishing automatic payment through Bank of America.

A credit bureau reported the following information about this borrower member on November 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,738.00	Public Records On File:	0
Revolving Line Utilization:	40.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you plan to set up automatic payments with Lending Club?	Yes, I plan to set up automatic payments, that is one reason Lending Club appealed to me. Thank you. Becky

Member Payment Dependent Notes Series 366003

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366003	$9,250	$9,250	11.58%	1.00%	December 15, 2008	December 12, 2011	December 12, 2012	$2,375

                This series of Notes was issued upon closing and funding of member loan 366003. Member loan 366003 was requested on November 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Self/ Ameriprise financial	Debt-to-income ratio:	14.47%
Length of employment:	9 years 4 months	Location:	Paramus, NJ

Home town:	Far Rockaway
Current & past employers:	Self/ Ameriprise financial
Education:	Connecticut College

This borrower member posted the following loan description, which has not been verified:

I would like to retire my existing higher interest credit lines and also increase my marketing & advertising budget for 2009.

A credit bureau reported the following information about this borrower member on November 28, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,053.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366092

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366092	$12,600	$12,600	9.32%	1.00%	December 12, 2008	December 13, 2011	December 13, 2012	$2,100

                This series of Notes was issued upon closing and funding of member loan 366092. Member loan 366092 was requested on November 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	NYPD	Debt-to-income ratio:	8.55%
Length of employment:	13 years 11 months	Location:	Bronx, NY

Home town:	New York
Current & past employers:	NYPD
Education:	CUNY John Jay College Criminal Justice, Marist College

This borrower member posted the following loan description, which has not been verified:

I AM currently pursing my MPA from Marist College and I will graduate in August of 2009. I dont want to get any student loans.

A credit bureau reported the following information about this borrower member on November 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	59	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,340.00	Public Records On File:	0
Revolving Line Utilization:	5.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is a MPA?	Hello Thanks for the question I am completing my Masters in Public Administration
Why don't you want student loans? Aren't they cheaper?	Thanks for the question. Student loans are a viable option for students who plan on paying longterm who usually aren't set up in the real world. By that I mean who are seeking to get a job after their degree I am employed in the same job since 1995. As I mentioned I'm financing my education on my own and will be done with the payment in 3 yrs or less so I don't think govt financing is for me because my income exceeds the requirements and inturn will be @ a higher interest for a longer period. My record speaks for itself.

Member Payment Dependent Notes Series 366128

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366128	$4,000	$4,000	9.32%	1.00%	December 10, 2008	December 13, 2011	December 13, 2012	$300

                This series of Notes was issued upon closing and funding of member loan 366128. Member loan 366128 was requested on November 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,583 / month
Current employer:	Hacienda La Puente USD	Debt-to-income ratio:	6.76%
Length of employment:	5 years	Location:	Walnut, CA

Home town:
Current & past employers:	Hacienda La Puente USD
Education:	University of California-Irvine (UCI), University of Missouri-Columbia

This borrower member posted the following loan description, which has not been verified:

I am an elementary teacher and need to purchase a car to get to and from work. My car is 16 years old. :( Needless to say, it is breaking down often, so it is time to purchase another car. I am looking to purchase a used car in the next month. Hope you can help! :) Thanks!

A credit bureau reported the following information about this borrower member on November 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	40
Revolving Credit Balance:	$5,287.00	Public Records On File:	0
Revolving Line Utilization:	18.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd be willing to put a few dollars into helping you get a car. And, I'd be happy to take more than 8% interest from you for doing so. But, for you sake, why haven't you applied at a bank? Your credit is good; you'd probably be approved and at a lower rate than you'd pay here.	Thanks for the question! :) I applied at 2 banks, but they won't finance me unless I borrow 7,500.00+. I would get a lower rate (6% or a little less with automatic bill pay) that is correct, but I don't want to make such a large purchase. I want to buy a car for less than that amount and pay it off quickly. I really don't like being in debt. Hope you can help! Thanks again! :)

Member Payment Dependent Notes Series 366135

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366135	$4,000	$4,000	12.84%	1.00%	December 11, 2008	December 13, 2011	December 13, 2012	$325

                This series of Notes was issued upon closing and funding of member loan 366135. Member loan 366135 was requested on November 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,917 / month
Current employer:	Ernst & Young LLP	Debt-to-income ratio:	17.68%
Length of employment:	11 years 7 months	Location:	Lawrenceville, NJ

Home town:
Current & past employers:	Ernst & Young LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Seek short term $4000 loan.

A credit bureau reported the following information about this borrower member on November 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,973.00	Public Records On File:	0
Revolving Line Utilization:	95.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 366146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366146	$7,500	$7,500	11.89%	1.00%	December 15, 2008	December 13, 2011	December 13, 2012	$800

                This series of Notes was issued upon closing and funding of member loan 366146. Member loan 366146 was requested on November 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,907 / month
Current employer:	Glorious Light International Church	Debt-to-income ratio:	16.89%
Length of employment:	6 years 5 months	Location:	Broken Arrow, OK

Home town:	Charleston
Current & past employers:	Glorious Light International Church, Durant Ministries, University of Alabama at Birmingham
Education:	Rhema Bible Training Center, UAB Continuing Ed classes

This borrower member posted the following loan description, which has not been verified:

I have a high interest Visa card and I want to do the responsible thing and pay it off at a lower rate.

A credit bureau reported the following information about this borrower member on November 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$555.00	Public Records On File:	0
Revolving Line Utilization:	23.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving cc balance is 555, yet you say you want to borrow 7500 to pay off visa. Please explain.	I have a department store Visa. It is used as a revolving card in the store (the $555) and as a Visa anywhere outside the store ($6000+). Hope this helps. Thanks!
How much is your Rent?	$850/month for my husband and myself.

Member Payment Dependent Notes Series 366169

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366169	$6,875	$6,875	11.58%	1.00%	December 15, 2008	December 14, 2011	December 14, 2012	$4,325

                This series of Notes was issued upon closing and funding of member loan 366169. Member loan 366169 was requested on November 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Paradigm Solutions	Debt-to-income ratio:	19.37%
Length of employment:	6 years 4 months	Location:	Fairfax, VA

Home town:	San Francisco
Current & past employers:	Paradigm Solutions, Washington State Patrol (16 years)
Education:	Belleuve Community College, Highline Community College

This borrower member posted the following loan description, which has not been verified:

I started a new photography business 3 years ago; www.stevebeltzphotography.com. I used credit cards to finance my start up and would now like to pay off those cards with a better interest rate loan. To note; the business is moving along very nicely with contracts being signed to instruct photography at one private company and one major college for 2009.

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	38
Revolving Credit Balance:	$32,255.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366171

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366171	$10,000	$10,000	13.79%	1.00%	December 16, 2008	December 14, 2011	December 14, 2012	$5,200

                This series of Notes was issued upon closing and funding of member loan 366171. Member loan 366171 was requested on November 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	OSBORN NURSING AND REHABILITATION	Debt-to-income ratio:	21.63%
Length of employment:	5 months	Location:	SCOTTSDALE, AZ

Home town:	Logan
Current & past employers:	OSBORN NURSING AND REHABILITATION, SCOTTSDALE NURSING AND REHABILITATION
Education:	GateWay Community College of Phoenix

This borrower member posted the following loan description, which has not been verified:

BSN Trying to complete an RN program and need to consolidate credit cards I have now and use the rest to pay bills while in school. Will be done in 10-12 months and cant work full time and school full time raising my 15 yo alone.I do have 30,000 in school loans already but through sallie may and loans will defer till after graduation. Thank you Teresa M Topolski

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,615.00	Public Records On File:	1
Revolving Line Utilization:	87.70%	Months Since Last Record:	108
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 366175

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366175	$21,000	$21,000	13.16%	1.00%	December 11, 2008	December 14, 2011	December 14, 2012	$10,200

                This series of Notes was issued upon closing and funding of member loan 366175. Member loan 366175 was requested on November 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,500 / month
Current employer:	Ratliff & Assoc	Debt-to-income ratio:	15.02%
Length of employment:	3 years	Location:	Keller, TX

Home town:	Odessa
Current & past employers:	Ratliff & Assoc, Hewlett-Packard
Education:	Texas A&M, SDSU

This borrower member posted the following loan description, which has not been verified:

The amount that we've requested will be used to payoff our high interest balances & used toward our property tax bill, which is due before the end of the year. Spouse's career is in mortgage industry & we've had to depleat our savings to make-up for the slowing in income. We also incurred some medical bills last year & have been trying to keep our 'head above water' to maintain our good credit history, which we've worked very hard to establish over the past 10 years. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,071.00	Public Records On File:	1
Revolving Line Utilization:	65.50%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366198

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366198	$5,600	$5,600	11.58%	1.00%	December 11, 2008	December 14, 2011	December 14, 2012	$400

                This series of Notes was issued upon closing and funding of member loan 366198. Member loan 366198 was requested on November 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Nationwide Insurance	Debt-to-income ratio:	7.85%
Length of employment:	3 years 8 months	Location:	Jacksonville, FL

Home town:	tampa, /Baton Rouge LA; Hattiesburg MS
Current & past employers:	Nationwide Insurance, Progressive Corp.
Education:	LSU - MBA, Louisiana State University and Agricultural & Mechanical College (LSU)

This borrower member posted the following loan description, which has not been verified:

Trying to lower all debt by paying off some debt that was acquired at a higher rate, now that I am more financially stable and responsible.

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,854.00	Public Records On File:	0
Revolving Line Utilization:	68.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
PLEASE DISCRIBE YOUR POSITION WITH NATIONWIDE. SALES, CLERICAL OR ? THANK YOU	I am a casualty specialist - I deal with high end injury claims and primarily deal with reviewing medical records for severe injuries and then dealing/trying to resolve them with attorneys. (I am not clerical, nor in sales, more technical)

Member Payment Dependent Notes Series 366208

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366208	$7,500	$7,500	11.58%	1.00%	December 15, 2008	December 14, 2011	December 14, 2012	$4,325

                This series of Notes was issued upon closing and funding of member loan 366208. Member loan 366208 was requested on November 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	O'Melveny & Myers LLP	Debt-to-income ratio:	14.52%
Length of employment:	3 years 5 months	Location:	San Francisco, CA

Home town:	Lake Charles
Current & past employers:	O'Melveny & Myers LLP, Brobeck, Phleger & Harrison, Sedgwick, Detert, Moran & Arnold
Education:	University of Southwest Louisiana, Penn Foster

This borrower member posted the following loan description, which has not been verified:

Hoping to consolidate credit card debt into one loan with a lower interest rate; thanks!

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,953.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366213

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366213	$10,000	$10,000	9.32%	1.00%	December 15, 2008	December 14, 2011	December 14, 2012	$1,400

                This series of Notes was issued upon closing and funding of member loan 366213. Member loan 366213 was requested on November 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Connecting Waters Charter School	Debt-to-income ratio:	19.58%
Length of employment:	7 years 4 months	Location:	Kenmore, WA

Home town:	Seattle
Current & past employers:	Connecting Waters Charter School, Edmonds School District, Northshore School District
Education:	University of Washington at Seattle, Central Washington University, University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my credit card debt. Currently, I have three outstanding balances. The first one is a Bank of America Visa with an annual percentage rate of 15%. The balance on this card is $2500. The second card is an Alaska Visa with a interest rate of 12% with a balance of $4000. The third card is a Nordstrom Visa. This annual percentage rate is 11.90%. The balance on this account is $4500. The total amount requested is $10,000. Thank you for your consideration in this request.

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1978	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$164,974.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
When you pay off these balances are you planning on closing the paid accounts?	I will close the accounts. Thanks!

Member Payment Dependent Notes Series 366236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366236	$9,000	$9,000	10.95%	1.00%	December 15, 2008	December 14, 2011	December 14, 2012	$2,200

                This series of Notes was issued upon closing and funding of member loan 366236. Member loan 366236 was requested on November 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,333 / month
Current employer:	Buddhawelt	Debt-to-income ratio:	12.78%
Length of employment:	5 years 4 months	Location:	Honolulu, HI

Home town:	Honolulu
Current & past employers:	Buddhawelt, 100% Green
Education:	Universit?t Bremen

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan in the amount of $9000 to temporarily cover the expenses of a clients custom order. I had specialty woodworkers built a 30ft solid wood chinese pagoda with hand burned tiles. The pagoda is already in a container on its way to Hawaii. There are also several pieces of furniture in the container that were ordered by other clients. The loan will cover the cost of the furniture and is intended to be paid of fully in 2009. Aloha

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,457.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Buddhawelt? Cheers, Engineer44	Hi have a look at our website at: www.buddhawelt.com it stands for a world of enlightened people. buddha = enlightenment welt = world (in german language) thanks for asking. aloha Laurens 808.351.2891
What assurance do you have that your client will pay for this order? What is your plan if they don't?	the client just send the payment on friday! so it looks like everything is working out very smoothly. sales have been very good the last week as well, philpotts & associates just placed a few big orders. if this client would have not payed, then we would have just moved that inventory on the showroom floor where it would have sold within 1 to 3 month max. call me if you have any more questions: laurens 808.351.2891 or visit www.buddhawelt.com PS: if you are interested in sustainability and all things green, i just launched a new site for our global monthly event. go to www.greendrinks.ning.com aloha

Member Payment Dependent Notes Series 366241

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366241	$7,375	$7,375	9.32%	1.00%	December 15, 2008	December 16, 2011	December 16, 2012	$600

                This series of Notes was issued upon closing and funding of member loan 366241. Member loan 366241 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	UTSW med cntr at Dallas	Debt-to-income ratio:	14.24%
Length of employment:	1 year 6 months	Location:	Dallas, TX

Home town:	Caracas
Current & past employers:	UTSW med cntr at Dallas
Education:	Universidad central de Venezuela

This borrower member posted the following loan description, which has not been verified:

I have enter in many unnecessary expending and I have decided to take charge on controlling and paying my debt in a systematic and long term fashion. I have a FICO Score of 700 and up, never pay any credit card late, and honest person. I have my goal to pay all my debt in less than 3 years as I graduate and begin working.

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,429.00	Public Records On File:	0
Revolving Line Utilization:	28.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Of the 14 credit lines. How many do you pay online as opposed to sending in the mail? Make sense?	I pay all my loans or credit cards via my bank account or online. I have years without sending it in the mail. I hope this answer your question.

Member Payment Dependent Notes Series 366266

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366266	$13,000	$13,000	19.47%	1.00%	December 15, 2008	December 15, 2011	December 15, 2012	$4,100

                This series of Notes was issued upon closing and funding of member loan 366266. Member loan 366266 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Merion Publications	Debt-to-income ratio:	24.40%
Length of employment:	8 years 1 month	Location:	Collegeville, PA

Home town:	Woonsocket
Current & past employers:	Merion Publications, Bentley Systems, Inc.
Education:	Temple University, Bryant University

This borrower member posted the following loan description, which has not been verified:

We recently added an addition to our existing 1920 farmhouse, towards the end of the project we got hit with a double whammy of the economic downturn (we had some of the money for the addition in stocks) and a unforeseen cracked chimney that had to be replaced. I had to take out a couple of credit cards and use the cash advance on them and tap into my bank line of credit to cover the cost. I want to consolidate all these cost into one payment and lower the interest rate on that payment.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	31
Revolving Credit Balance:	$58,439.00	Public Records On File:	0
Revolving Line Utilization:	70.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 366297

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366297	$5,000	$5,000	9.63%	1.00%	December 10, 2008	December 15, 2011	December 15, 2012	$300

                This series of Notes was issued upon closing and funding of member loan 366297. Member loan 366297 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Technicolor Creativ Services	Debt-to-income ratio:	14.88%
Length of employment:	3 years 3 months	Location:	Pasadena, CA

Home town:	Agoura Hills
Current & past employers:	Technicolor Creativ Services
Education:	California State University Northridge

This borrower member posted the following loan description, which has not been verified:

I'm trying to get a loan to payoff another and also help with moving expenses.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,930.00	Public Records On File:	0
Revolving Line Utilization:	21.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366303

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366303	$10,000	$10,000	15.68%	1.00%	December 15, 2008	December 15, 2011	December 15, 2012	$4,375

                This series of Notes was issued upon closing and funding of member loan 366303. Member loan 366303 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	IBM	Debt-to-income ratio:	8.83%
Length of employment:	10 years	Location:	LEAWOOD, KS

Home town:	Kolkata
Current & past employers:	IBM, ibm india pvt ltd
Education:	Jadavpur university

This borrower member posted the following loan description, which has not been verified:

currently made payment of the home about 60K and re amont 10k is pending.loan required to finish a house purchase

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,700.00	Public Records On File:	0
Revolving Line Utilization:	36.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
2 Questions: (1) Do you have a written monthly expense and savings plan (budget)? (2) Do you have $500 to $1000 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses?	(1) yes - after paying bills the saving are generally around $1500 to $2000 (2) Yes- thats generally always around > $5000 in SAV/MM Act for Emergency

Member Payment Dependent Notes Series 366311

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366311	$6,525	$6,525	11.58%	1.00%	December 16, 2008	December 15, 2011	December 15, 2012	$4,200

                This series of Notes was issued upon closing and funding of member loan 366311. Member loan 366311 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,417 / month
Current employer:	Yale University	Debt-to-income ratio:	3.06%
Length of employment:	4 years 3 months	Location:	BOYLSTON, MA

Home town:	Worcester
Current & past employers:	Yale University, UMASS Graduate School of Biomedical Sciences, Picadilly Pub
Education:	Worcester Polytechnic Institute, Yale University

This borrower member posted the following loan description, which has not been verified:

My fiancee and I are covering the coast of the wedding entirely ourselves. She's a 6th grade teacher and I am a fifth year graduate student studying for a PhD at Yale University. We need a little bit of extra as we can't quite save the entire amount in time for our wedding in July 2009. We more then likely will not need the whole $10,000 and any extra will be paid back as soon as we cover all costs.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	8
Revolving Credit Balance:	$19,349.00	Public Records On File:	0
Revolving Line Utilization:	86.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366342

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366342	$10,000	$10,000	12.53%	1.00%	December 15, 2008	December 15, 2011	December 15, 2012	$3,200

                This series of Notes was issued upon closing and funding of member loan 366342. Member loan 366342 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,773 / month
Current employer:	Scott Marsal	Debt-to-income ratio:	18.50%
Length of employment:	2 years 3 months	Location:	Beaverton, OR

Home town:	Portland
Current & past employers:	Scott Marsal, Sarah Krakauer
Education:	Portland Community College

This borrower member posted the following loan description, which has not been verified:

This loan would partly help pay for school related expenses like books, computer related items, etc., and it would also offer a nice buffer financially as well.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	76
Revolving Credit Balance:	$10,160.00	Public Records On File:	0
Revolving Line Utilization:	29.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for a living there in Oregon? Cheers, Engineer44	I am a nanny. I live in Beaverton but work in Portland for a really wonderful family. Thanks for asking and thanks for helping out! Kris

Member Payment Dependent Notes Series 366377

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366377	$15,600	$15,600	14.74%	1.00%	December 15, 2008	December 15, 2011	December 15, 2012	$3,275

                This series of Notes was issued upon closing and funding of member loan 366377. Member loan 366377 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	PBC Bd of County Commissioners	Debt-to-income ratio:	24.89%
Length of employment:	23 years 1 month	Location:	Lake Worth, FL

Home town:	Brooklyn
Current & past employers:	PBC Bd of County Commissioners
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my AMX gold card with payments.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	41
Revolving Credit Balance:	$67,901.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366397

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366397	$12,000	$12,000	11.89%	1.00%	December 16, 2008	December 15, 2011	December 15, 2012	$1,225

                This series of Notes was issued upon closing and funding of member loan 366397. Member loan 366397 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Zwicker and Associates	Debt-to-income ratio:	19.63%
Length of employment:	3 years	Location:	Marlborough, MA

Home town:	West Palm Beach
Current & past employers:	Zwicker and Associates
Education:	University of Massachusetts at Amherst

This borrower member posted the following loan description, which has not been verified:

I am currently paying 1.99% on two credit cards but those both were teaser rates for 6 months and they expire at the end of December. I want to refinance one of the cards to a more permanent fixed rate that's good for 3 years and much lower than the 22% I will be paying in January. I plan to pay off one of the 2 high balance (9k and 12k) cards I have with cash that I have on hand and refinance the remaining card. I do have 3 other credit cards with balances between 3k and 5500 but don't need help with those because I got good long term rates on those (0-4.99%). If funded, I plan to pay this loan off by the end of 2009 if not before then. My salary varies but in the last 2 years, I have averaged over 80k and that should continue indefinately. In addition to my base salary, I get bonus money where 95% of it (approx 30k bonus money total per year) comes between February and July) and my sole goal is to pay down my debt aggressively. I usually keep all of my bills low but got caught in the stock market fiasco. I did not accumulate debt due to not making enough income. I did so because I lost a lot of money in the stock market and foolishly thought I could get it back and so I borrowed on some of my credit cards. Lesson learned..I'm done with that business and it's time to pay off all debt and so I decided to try and reduce the interest rate on one of my credit cards. As you will see by looking at my credit report, I've never missed a payment and never will.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,719.00	Public Records On File:	0
Revolving Line Utilization:	61.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
2 Questions: (1) Do you have a written monthly expense and savings plan (budget)? (2) Do you have $500 to $1000 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses?	Type your answer here.1) I do have a written monthly expense and savings plan. I have way more than $500-1000 in an emergency fund to cover any unexpected expenses.

Member Payment Dependent Notes Series 366404

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366404	$3,200	$3,200	9.63%	1.00%	December 16, 2008	December 15, 2011	December 15, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 366404. Member loan 366404 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	The Pantry d/b/a Kangaroo Express	Debt-to-income ratio:	11.27%
Length of employment:	10 years 9 months	Location:	Daytona Beach, FL

Home town:	Daytona Beach
Current & past employers:	The Pantry d/b/a Kangaroo Express, Wal-Mart, G.C. Murphy, Star Staff (Texaco/Aramco joint venture), Hughes Oil Company, Eastern Oil Company
Education:	Daytona State College

This borrower member posted the following loan description, which has not been verified:

Finally paying down my stupidities from when I was younger, but stuck with two cards. One is gradually creeping up to 17.74% as lower rate balances are paid off, and a second card with a zero percent transfer expiring in May, which will then also bounce to 17.74%. My budget is already configured for paying both off in a three year window, but I'd rather pay people rather then Bank of America and FIA, and this will also let me close the cards NOW. I'm a convenience store manager who is putting improving numbers on the bottom line and working for a profitable Fortune 500 Company, so my job is secure. I've learned the necessities of budgeting through the School of Hard Knocks, so money is being set aside for emergencies and retirement, as well as an emergency fund. I don't expect there to be any risk of default save through disability...and I'm getting a long-term disability policy the week I'm writing this.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	27
Revolving Credit Balance:	$7,572.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366407

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366407	$8,000	$8,000	12.84%	1.00%	December 16, 2008	December 15, 2011	December 15, 2012	$525

                This series of Notes was issued upon closing and funding of member loan 366407. Member loan 366407 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Sonic Drive In	Debt-to-income ratio:	20.23%
Length of employment:	9 years 3 months	Location:	Jennings, LA

Home town:	Welsh
Current & past employers:	Sonic Drive In, Whataburger Restaraunts
Education:	McNeese State University

This borrower member posted the following loan description, which has not been verified:

I am trying to purchase a mobile home from my uncle. I was turned down a few times at a few banks because of my credit is fairly new. They say I have basically new accounts open and not enough credit history. They also said that it is hard to get a loan right now. My uncle needs to move in a couple of months and is in a bind.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,259.00	Public Records On File:	0
Revolving Line Utilization:	23.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 366490

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366490	$23,750	$23,750	13.47%	1.00%	December 16, 2008	December 16, 2011	December 16, 2012	$3,450

                This series of Notes was issued upon closing and funding of member loan 366490. Member loan 366490 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Uhl, Fitzsimons & Jewett, PLLC	Debt-to-income ratio:	24.50%
Length of employment:	4 years 10 months	Location:	San Antonio, TX

Home town:
Current & past employers:	Uhl, Fitzsimons & Jewett, PLLC
Education:	Rice University

This borrower member posted the following loan description, which has not been verified:

I am one of those people who is being caught in the credit card issuers' rush to raise interest rates and lower spending limits, even on their good customers. I have no missed or late payments with ANY lender or credit card issuer, for my ENTIRE credit history, yet BofA's computer model decided my interest rate needed to be increased astronomically. (I also have an AMEX Blue card at a fixed rate of 3.99%, but they lowered the credit limit to within $100 of the balance, so the benefit of the low interest rate is completely negated by the hit my FICO score has taken for having no credit available on that account.) Looking ahead, my financial picture is great. I'm a lawyer, and the irony of the current financial climate is that my business is booming as a result of the bank mergers and real estate foreclosures. My debt was incurred in a bad marriage, and my ex is a deadbeat who is probably taking someone else for a ride now. I'm seeking a fixed-interest loan to transfer a BofA Mastercard balance to so I'm not swimming upstream anymore.

A credit bureau reported the following information about this borrower member on December 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$81,833.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366553

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366553	$20,000	$20,000	16.95%	1.00%	December 16, 2008	December 16, 2011	December 16, 2012	$2,400

                This series of Notes was issued upon closing and funding of member loan 366553. Member loan 366553 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Telsey Advisory Group	Debt-to-income ratio:	13.61%
Length of employment:	5 months	Location:	New York, NY

Home town:	Sydney
Current & past employers:	Telsey Advisory Group, Oppenheimer & Co, Inc.
Education:	Boston University

This borrower member posted the following loan description, which has not been verified:

I am looking for loan to consolidate some debt. I lost my job in December of 2007 and found a job in July of 2008. I received a weeks severance and used my bonus to get by for 6 months. In any event, I got pretty levered up over the 6 months and would like to get from under the burden. I will get a bonus of at least the amount borrowed by Jan/Feb of 09.

A credit bureau reported the following information about this borrower member on December 2, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	21	Months Since Last Delinquency:	5
Revolving Credit Balance:	$16,473.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
2 Questions: (1) Do you have a written monthly expense and savings plan (budget)? (2) Do you have $500 to $1000 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses?	1) Yes I do. 2) Yes, I actually had significantly more than that, but 7 months of unemployment stretched me well beyond that. At the rates today, doing what I can to get back to a cash only.

Member Payment Dependent Notes Series 366563

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366563	$12,000	$12,000	15.05%	1.00%	December 16, 2008	December 16, 2011	December 16, 2012	$1,200

                This series of Notes was issued upon closing and funding of member loan 366563. Member loan 366563 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,583 / month
Current employer:	VML	Debt-to-income ratio:	11.85%
Length of employment:	3 years 2 months	Location:	Seattle, WA

Home town:
Current & past employers:	VML, Hallmark
Education:	Kansas City Art Institute

This borrower member posted the following loan description, which has not been verified:

We need to replace the roof in the house we recently bought. We moved in 6 months ago and our roof has sprang a leak.

A credit bureau reported the following information about this borrower member on December 2, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	75
Revolving Credit Balance:	$28,218.00	Public Records On File:	0
Revolving Line Utilization:	85.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366620

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366620	$9,000	$9,000	9.63%	1.00%	December 16, 2008	December 17, 2011	December 17, 2012	$600

                This series of Notes was issued upon closing and funding of member loan 366620. Member loan 366620 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	American Airlines	Debt-to-income ratio:	7.47%
Length of employment:	19 years 5 months	Location:	Leesburg, VA

Home town:	Levittown
Current & past employers:	American Airlines, USAF -Pilot
Education:	Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Consolidate and refinance at lower rate

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,912.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366655

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366655	$20,000	$20,000	15.05%	1.00%	December 16, 2008	December 17, 2011	December 17, 2012	$3,400

                This series of Notes was issued upon closing and funding of member loan 366655. Member loan 366655 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,583 / month
Current employer:	Booz Allen Hamilton	Debt-to-income ratio:	16.74%
Length of employment:	1 year 1 month	Location:	Chantilly, VA

Home town:	Chantilly
Current & past employers:	Booz Allen Hamilton
Education:	University of Virginia (UVA)

This borrower member posted the following loan description, which has not been verified:

Personal loan for debt consolidation

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,596.00	Public Records On File:	0
Revolving Line Utilization:	49.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You show only $13.5K in revolving credit balance. Why ask for $20K? What else are you planning to use the money for?	I have 13.5K in credit debt, but also owe my family members the remaining amount. I'd like to pay both the credit card debt and the personal debt from family as I plan to consolidate all my debt. Thank you for your help.

Member Payment Dependent Notes Series 366743

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366743	$2,400	$2,400	12.21%	1.00%	December 16, 2008	December 17, 2011	December 17, 2012	$250

                This series of Notes was issued upon closing and funding of member loan 366743. Member loan 366743 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	U.S. Army	Debt-to-income ratio:	7.52%
Length of employment:	2 years 4 months	Location:	Fort Hood, TX

Home town:	Puerto Plata
Current & past employers:	U.S. Army, Banco Popular Dominicano, Dominican Oil Refinery
Education:	Academia Naval Dominicana

This borrower member posted the following loan description, which has not been verified:

To cover last minute expenses on my wedding.

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,960.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367112

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367112	$1,000	$1,000	9.63%	1.00%	December 16, 2008	December 20, 2011	December 20, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 367112. Member loan 367112 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	State of California	Debt-to-income ratio:	6.16%
Length of employment:	2 years 6 months	Location:	Sacramento, CA

Home town:	Lancaster
Current & past employers:	State of California, Andrews International
Education:	Sacramento City College

This borrower member posted the following loan description, which has not been verified:

Request $1,000.00 loan to consolidate expected Christmas expenses.

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	16
Revolving Credit Balance:	$100.00	Public Records On File:	1
Revolving Line Utilization:	0.50%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367643

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367643	$1,500	$1,500	12.21%	1.00%	December 16, 2008	December 24, 2011	December 24, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 367643. Member loan 367643 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	Mildred-Mitchell Bateman Hospital	Debt-to-income ratio:	21.15%
Length of employment:	1 year 2 months	Location:	Chesapeake, OH

Home town:	LaPlata
Current & past employers:	Mildred-Mitchell Bateman Hospital, Civic Development Group
Education:	Marshall University

This borrower member posted the following loan description, which has not been verified:

I plan to use this loan to repair my vehicle. I need to repair the power steering as well as the transmission. I am a part-time college student with a full-time job. I am a responsible individual.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,888.00	Public Records On File:	0
Revolving Line Utilization:	82.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Prospectus Supplement (Sales Report) No. 9 dated December 16, 2008